[Form of Proxy Card]

MEDIX RESOURCES, INC.
420 LEXINGTON AVE., SUITE 1830
NEW YORK, NEW YORK 10170

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 17, 2003

          The undersigned hereby appoints each of Darryl R. Cohen and Andrew Brown, as proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Medix Resources, Inc. (the "Company") to be held on December 17, 2003 and at any adjournment(s) or postponement(s) thereof, all shares of the common stock, $.001 par value, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows:

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEE DIRECTORS AND ITEMS 2, 3, and 4. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Election of Directors

FOR ALL NOMINEES [ ]	WITHHOLD AUTHORITY [ ]

Nominees: Darryl R. Cohen, Samuel H. Havens, Patrick W. Jeffries, Andrew Brown, David Friedensohn, J.D. Kleinke and Jeffrey A. Stahl

          To withhold authority to vote for any individual nominee, write that individual's name on the following line.

__________________________________________________________________________________

2. To approve the proposed reincorporation merger agreement providing for the merger of the Company into its wholly-owned Delaware subsidiary, which will effect the reincorporation of the Company as a Delaware corporation under the name Ramp Corporation.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. To approve the proposed 2004 Stock Incentive Plan

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the Company's 2003 financial statements.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

                       Please sign exactly as name appears at left:

Signature:
Second Signature (if held jointly):
Date:	____________, 2003

          When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in the corporation's or other entity's name by its duly authorized officer or other authorized person.

          PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ANNEX A

AGREEMENT AND PLAN OF MERGER

OF

MEDIX RESOURCES, INC.

(a Colorado corporation)

INTO

RAMP CORPORATION

(a Delaware corporation)

          FIRST: Medix Resources, Inc., a corporation organized under the laws of the State of Colorado (the "Merging Corporation"), shall merge with and into its wholly-owned subsidiary, Ramp Corporation, a corporation organized under the laws of the State of Delaware (the "Surviving Corporation"), and the Surviving Corporation shall assume the liabilities and obligations of the Merging Corporation.

          SECOND: The presently issued and outstanding shares of capital stock of the Merging Corporation shall be converted on a one-for-one basis into shares of the capital stock, of the same class and series, of the Surviving Corporation.

          THIRD: The presently issued and outstanding shares of the common stock, $0.001 par value, of the Surviving Corporation, issued to the Merging Corporation, shall be cancelled.

          FOURTH: The authorized capital of the Surviving Corporation shall remain unchanged following the merger.

          FIFTH: The Restated Certificate of Incorporation of the Surviving Corporation, shall remain the Restated Certificate of Incorporation of the Surviving Corporation.

          SIXTH: The by-laws of the Surviving Corporation shall remain the by-laws of the Surviving Corporation.

          SEVENTH: The directors and officers of the Merging Corporation shall remain the directors and officers of the Surviving Corporation and shall serve until their successors are elected and have qualified.

          EIGHTH: The officers of each corporation party to the merger shall be, and hereby are, authorized to do all acts and things necessary and proper to effect the merger.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Plan of Merger as of the _________ day of December 2003.

MEDIX RESOURCES, INC. By: ________________________________________ Chief Executive Officer	RAMP CORPORATION By: ________________________________________ Chief Executive Officer

ANNEX B

RESTATED CERTIFICATE OF INCORPORATION

OF

RAMP CORPORATION

          Ramp Corporation (the "Corporation"), a Delaware corporation, hereby certifies as follows:

          1. The name of the Corporation is Ramp Corporation and the name under which the Corporation was originally incorporated is Medix Resources, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was February 10, 2003.

          2. This Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class.

          3. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation.

          4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

          The name of the Corporation is Ramp Corporation.

ARTICLE II

REGISTERED OFFICE AND AGENT

          The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street Wilmington, Delaware 19801 (County of New Castle). The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

CAPITAL STOCK

          Section 1. Classes and Shares Authorized. The total number of shares of common stock that the Corporation shall have authority to issue is Four Hundred Million (400,000,000) shares of common stock, $0.001 par value per share ("Common Stock"). The total number of shares of preferred stock that the Corporation shall have authority to issue is Two Million Five Hundred Thousand (2,500,000) shares of preferred stock, $1.00 par value per share ("Preferred Stock").

          Section 2. Preferred Stock. Shares of Preferred Stock may be divided into such series as may be established from time to time by the Board of Directors. The Board of Directors from time to time may fix and determine the relative rights and preferences of the shares of any series so established.

          Section 3. Common Stock.

          (a) After the requirements with respect to preferential dividends on the Preferred Stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and subject further to any other conditions which may be fixed in accordance with the provisions of Section 2 of this Article IV, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation paid out any funds legally available therefor.

          (b) After distribution in full of the preferential amount if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them respectively.

          (c) Except as otherwise may be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on all matters voted upon by the stockholders.

          Section 4. General Provisions. The capital stock of the Corporation may be issued for money, property, services rendered, labor done, cash advanced to or on behalf of the Corporation, or for any other assets of value in accordance with an action of the Board of Directors, whose judgment as to the value of the assets received in return for said stock shall be conclusive, and said stock, when issued, shall be fully paid and non-assessable.

          Section 5. 1996 Preferred Stock.

          I. Designation and Amount.

          Three hundred and seventy-eight (378) shares of the authorized shares of Preferred Stock of the Corporation are hereby designated "1996 Preferred Stock" (the "1996 Preferred Stock"). All shares of 1996 Preferred Stock shall rank prior, as to both payment of dividends and as to distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to all of the Corporation 's now or hereafter issued Common Stock, and any other series of capital stock of the Corporation, other than any then outstanding 12% Cumulative Convertible Preferred Stock, that is not, by its terms, senior to or pari passu with the 1996 Preferred Stock, and shall rank junior to the 12% Cumulative Convertible Preferred Stock of the Corporation .

          II. Dividends.

          (1) The registered owners of each share of 1996 Preferred Stock shall be entitled to receive, out of assets of the Corporation legally available therefor, dividends at the rate of 10% per annum, calculated on the amount of the Liquidation Value of such share, which rate shall be 18% per annum for each day after the 180th day following the issuance of such share and prior to the date on which a registration statement under the Securities Act of 1993 (the "Act") registering the Common Stock of the Corporation into which such share of 1996 Preferred Stock is convertible first becomes effective. Dividends shall accrue without interest and be cumulative and shall be payable to the registered owners of 1996 Preferred Stock out of assets of the Corporation legally available therefore, quarterly in arrears on the last day of each fiscal quarter of the Corporation. Dividends shall be payable to stockholders of record on the fifteenth day immediately preceding such dividend payment date, or if such day is not a business day, on the immediately preceding business day.

          (2) So long as any share of 1996 Preferred Stock is outstanding, the Corporation shall not (a) declare or pay any dividend or make any other distribution (other than dividends payable solely in Common Stock or other capital stock ranking junior as to dividend rights to the 1996 Preferred Stock) on the Common Stock or any other class or series of capital stock of the Corporation ranking, as to dividends, junior to the 1996 Preferred Stock, or set funds aside therefor, or (b) purchase, redeem or otherwise acquire any of the Common Stock, or any other class of capital stock of the Corporation ranking junior as to dividends to the 1996 Preferred Stock (other than in exchange for Common Stock or other class of capital stock ranking junior as to dividends to the 1996 Preferred Stock) or set funds aside therefor.

          (3) If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the 1996 Preferred Stock ("Senior Dividend Stock") shall be in default, in whole or in part, then no dividend shall be paid or declared and set apart for payment on the 1996 Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock shall have been paid or declared and set apart for payment. No dividends shall be paid or declared and set apart for payment on the 1996 Preferred Stock or on any capital stock ranking pari passu with the 1996 Preferred Stock in the payment of dividends (the "Parity Dividend Stock") for any period unless a pro rata dividend has been, or contemporaneously is, paid or declared and set apart for payment on the Parity Dividend Stock or the 1996 Preferred Stock, as the case may be, so that the amount of dividends paid or declared and set aside for payment per share on the 1996 Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of 1996 Preferred Stock and the Parity Dividend Stock bear to each other. Notwithstanding the foregoing, the Corporation agrees, to the extent that there are funds legally available therefor, to declare dividends with respect to all outstanding Senior Dividend Stock and Parity Dividend Stock as may be necessary to permit the payment of the full dividends payable with respect to the 1996 Preferred Stock.

          (4) Subject to the foregoing provisions, the holders of Common Stock, the Parity Dividend Stock and each other class of capital stock of the Corporation which is junior as to dividends to the 1996 Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors out of the remaining assets of the Corporation legally available therefor, such dividends (payable in cash, capital shares or otherwise) as the Board of Directors may from time to time determine.

          (5) Any reference to "distribution" contained in this Section II shall not be deemed to include any distribution made in connection with any liquidation, dissolution, or winding up of the Corporation.

III. Liquidation.

          (1) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, then out of the assets of the Corporation before any distribution or payment to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior as to liquidation preferences to the 1996 Preferred Stock, but after distribution to and subject to the rights of holders of capital stock of the Corporation ranking senior as to liquidation rights to the 1996 Preferred Stock, the holders of any then outstanding 1996 Preferred Stock shall be paid the Liquidation Value of the 1996 Preferred Stock then outstanding and the holders of the 1996 Preferred Stock shall be entitled to no other or further distribution.

          (2) The Liquidation Value of the 1996 Preferred Stock shall be $10,000 per share plus the amount of any dividends which have accrued thereon prior to the close of business on the date of such liquidation, dissolution or winding up and remain unpaid, whether or not such dividends have been earned or declared.

          (3) After payment in full to the holders of (a) any capital stock ranking senior as to liquidation rights to the 1996 Preferred Stock, (b) the 1996 Preferred Stock and (c) any class of stock hereafter issued that ranks on a parity as to liquidation rights with the 1996 Preferred Stock, of the sums which such holders are entitled to receive in such case, the remaining assets of the Corporation shall be distributed among and paid to the holders of the Common Stock and any other class of capital stock of the Corporation ranking junior to the 1996 Preferred Stock.

          (4) If the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit payment in full to the holders of the 1996 Preferred Stock and all other series of preferred shares ranking equally as to liquidation preferences with the 1996 Preferred Stock of sums which such holders are entitled to receive, then all of the assets available for distribution to such holders shall be distributed among and paid to such holders ratably in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

          (5) The consolidation or merger of the Corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Section III.

IV. Redemption.

          (section intentionally omitted)

V. Voting Rights.

          The holders of the 1996 Preferred Stock shall have no voting rights, except as required by law.

VI. Conversion; Anti-dilution Provisions.

          (paragraphs 1 to 3 intentionally omitted)

(4) Protection Against Dilution.

          (A) If at any time or from time to time after the date of issuance of 1996 Preferred Stock, the Corporation determines to distribute to the holders of the Common Stock (i) securities other than Common Stock, or (ii) property other than cash, without payment therefor, then, in each such case, the Corporation shall provide written notice to each holder of the 1996 Preferred Stock at least 30 days prior to the effective date of any such distribution. During such 30 day period, a holder of the 1996 Preferred Stock may, at his or her election, convert the 1996 Preferred Stock into Common Stock of the Corporation and, if so converted, the holder shall be entitled to receive such securities or property, other than cash, which are distributable upon the Common Stock of the Corporation at the effective date.

          (B) In case the Corporation shall, after the date of issuance of any 1996 Preferred Stock, (i) pay a dividend or make a distribution on its capital shares in Common Stock in capital stock or securities convertible into capital stock, (ii) subdivide its outstanding share of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, the number of shares of Common Stock into which the 1996 Preferred Stock may be converted in effect immediately prior thereto shall be adjusted so that the holder of any 1996 Preferred Stock surrendered for conversion immediately thereafter would be entitled to receive the number of shares of Common Stock or other capital shares of the Corporation which he or she would have owned immediately following such action had such 1996 Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date of such transaction. If, as a result of an adjustment made pursuant to this subsection, the holder of any 1996 Preferred Stock thereafter surrendered for conversion shall become entitled to receive two or more classes of capital stock of the Corporation, the Board of Directors shall determine the allocation of the adjustment between or among such classes of capital stock.

          (C) Whenever the number of shares of Common Stock into which the 1996 Preferred Stock may be converted is adjusted as provided in this Section VI and upon any modification of the rights of a holder of 1996 Preferred Stock in accordance with this Section VI, the Corporation shall promptly mail to the holders of the 1996 Preferred Stock a certificate of the Chief Financial Officer or Secretary of the Corporation setting forth the number of shares of Common Stock into which the 1996 Preferred Stock is convertible after such adjustment or the effect of such modification and the manner of computing such adjustment or modification.

          (D) In case of any consolidation or merger to which the Corporation is a party other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holders of 1996 Preferred Stock shall have the right thereafter to convert such 1996 Preferred Stock into the kind and amount of securities, cash or other property which such holders would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such 1996 Preferred Stock been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance, and effective provision shall be made in the Certificate of Incorporation of the resulting or surviving corporation or otherwise so that the provisions set forth in this paragraph (D) of Section VI for the protection of the conversion rights of the 1996 Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such shares and other securities and property deliverable upon conversion of the 1996 Preferred Stock remaining outstanding or other convertible securities received by the holders in place thereof, and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the 1996 Preferred Stock, or other convertible securities receive in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. The provisions of this subsection (D) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidations, mergers, statutory exchanges, sales or conveyances and of said provisions so proposed to be made, shall be mailed to the holders of 1996 Preferred Stock not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Corporation for consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (5) Reservation. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of 1996 Preferred Stock, the number of shares of Common Stock from time to time issuable upon the conversion of 1996 Preferred Stock then outstanding and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue Common Stock upon the conversion of 1996 Preferred Stock. In addition, the Corporation shall also reserve and keep available such other securities and property as may from time to time be .deliverable upon conversion of the 1996 Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to deliver such other securities and property upon the conversion of such 1996 Preferred Stock.. So long as any 1996 Preferred Stock shall be outstanding, the Corporation will use its best efforts to take all corporate action necessary in order that the Corporation may validly and lawfully issue fully paid and nonassessable Common Stock upon conversion of the 1996 Preferred Stock, including, without limitation, the calling of a special shareholders meeting for the purpose of increasing the number of authorized but unissued shares of Common Stock of the Corporation as may be necessary.

          Section 6. 1999 Series C Convertible Preferred Stock.

          I. Designation and Amount.

          Two Thousand (2,000) shares of the authorized shares of Preferred Stock of the Corporation are hereby designated "1999 Series C Convertible Preferred Stock" (the "Series C Preferred"). All shares of Series C Preferred shall rank prior, as to both payment of dividends and as to distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to all of the Corporation 's now or hereafter issued Common Stock, and any other series of capital stock of the Corporation, other than the 1996 Preferred Stock, that is not, by its terms, senior to or pari passu with the Series C Preferred, and shall rank junior in all respects to the 1996 Preferred Stock.

          II. Dividends.

          (1) Except as specifically described herein, the registered owners of the Series C Preferred shall not be entitled to receive any dividends. If a registration statement under the Act, registering the shares of Common Stock of the Corporation into which the Series C Preferred is convertible is not declared effective by March 31, 2000, or if any such registration statement ceases to be effective at any time prior to the second anniversary of the date on which such registration statement first becomes effective, the registered owners of each share of Series C Preferred shall be entitled to receive out of assets of the Corporation legally available therefor, dividends for any period during such two-year period and after March 31, 2000, during which such registration statement is not effective, at the rate of ten percent (10%) per annum, for each day during which the registration statement is not effective. Dividends shall be calculated on the amount of the Liquidation Value (as set forth below) of each share. Dividends, if any as provided hereunder, shall accrue without interest and be cumulative and shall be payable to the registered owners of Series C Preferred out of assets of the Corporation legally available therefor, quarterly in arrears on the last day of each fiscal quarter of the Corporation. Dividends shall be payable to stockholders of record on the fifteenth day immediately preceding such dividend payment date, or if such day is not a business day, on the immediately preceding business day.

          (2) So long as any share of Series C Preferred is outstanding, the Corporation shall not (a) declare or pay any dividend or make any other distribution (other than dividends payable solely in Common Stock or other capital stock ranking junior as to dividend rights to the Series C Preferred) on the Common Stock or any other class or series of capital stock of the Corporation ranking, as to dividends, junior to the Series C Preferred, or set funds aside therefor, or (b) purchase, redeem or otherwise acquire, any of the Common Stock, or any other class of capital stock of the Corporation ranking junior as to dividends to the Series C Preferred (other than in exchange for Common Stock or other class of capital stock ranking junior as to dividends to the Series C Preferred) or set funds aside therefor.

          (3) If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series C Preferred ("Series C Senior Dividend Stock") shall be in default, in whole or in part, then no dividend shall be paid or declared and set apart for payment on the Series C Preferred unless and until all accrued and unpaid dividends with respect to the Series C Senior Dividend Stock shall have been paid or declared and set apart for payment. No dividends shall be paid or declared and set apart for payment on the Series C Preferred or on any capital stock ranking pari passu with the Series C Preferred in the payment of dividends (the "Series C Parity Dividend Stock") for any period unless a pro rata dividend has been, or contemporaneously is, paid or declared and set apart for payment on the Series C Parity Dividend Stock or the Series C Preferred, as the case may be, so that the amount of dividends paid or declared and set aside for payment per share on the Series C Preferred and the Series C Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series C Preferred and the Series C Parity Dividend Stock bear to each other. Notwithstanding the foregoing, the Corporation agrees, to the extent that there are funds legally available therefore, to declare all outstanding Series C Senior Dividend Stock and Series C Parity Dividend Stock as may be necessary to permit the payment of the full dividends payable with respect to the Series C Preferred.

          (4) Subject to the foregoing provisions, the holders of Common Stock, the Series C Parity Dividend Stock and each other class of capital stock of the Corporation which is junior as to dividends to the Series C Preferred shall be entitled to receive, as and when declared by the Board of Directors out of the remaining assets of the Corporation legally available therefor, such dividends (payable in cash, capital shares or otherwise) as the Board of Directors may from time to time determine.

          (5) Any reference to "distribution" contained in this Section II shall not be deemed to include any distribution made in connection with any liquidation, dissolution, or winding up of the Corporation.

III. Liquidation.

          (1) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, then out of the assets of the Corporation before any distribution or payment to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior as to liquidation preferences to the Series C Preferred, but after distribution to and subject to the rights of holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series C Preferred, the holders of the shares of Series C Preferred then outstanding shall be paid the Liquidation Value of the shares of Series C Preferred then outstanding and such holders shall be entitled to no other or further distribution.

          (2) The Liquidation Value of each share of the Series C Preferred shall be $1,000 per share plus the amount of any dividends which have accrued thereon to the close of business on the date of such liquidation, dissolution or winding up and remain unpaid, whether or not such dividends have been earned or declared.

          (3) After payment in full to the holders of (a) any capital stock ranking senior as to liquidation rights to the Series C Preferred, (b) the Series C Preferred, and (c) any class of stock hereafter issued that ranks on a parity as to liquidation rights with the Series C Preferred, of the sums which such holders are entitled to receive in such case, the remaining assets of the Corporation shall be distributed among and paid to the holders of the Common Stock and any other class of capital stock of the Corporation ranking junior to the Series C Preferred.

          (4) If the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit payment in full to the holders of the Series C Preferred and all other series of preferred shares ranking equally as to liquidation preferences with the Series C Preferred of sums which such holders are entitled to receive, then all of the assets available for distribution to such holders shall be distributed among and paid to such holders ratably in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

          (5) The consolidation or merger of the Corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Section III.

IV. Redemption.

(paragraphs 1 and 2 intentionally omitted)

          (3) At the option of the Corporation, the shares of the Series C Preferred may be redeemed by the Corporation , in whole or in part, at any time, at a redemption price of $1,000 per share, plus any accrued and unpaid dividends thereon, whether or not declared, to the date of redemption, if the holders of the shares to be redeemed are given at least thirty (30) days notice of such redemption in writing.

V. Voting Rights.

          The holders of the Series C Preferred shall have no voting rights except as required by law.

VI. Conversion; Anti-Dilution Provisions.

(paragraphs 1 to 3 intentionally omitted)

          (4) (A) If at any time or from time to time after the date of issuance of Series C Preferred, the Corporation determines to distribute to the holders of the Common Stock (i) securities other than Common Stock, or (ii) property other than cash, without payment therefor, then, in each such case, the Corporation shall provide written notice to each holder of the Series C Preferred at least 30 days prior to the effective date of any such distribution. During such 30 day period, a holder of the Series C Preferred may, at his or her election, convert the Series C Preferred into Common Stock of the Corporation and, if so converted, the holder shall be entitled to receive such securities or property, other than cash, which are distributable upon the Common Stock of the Corporation at the effective date.

          (B) In case the Corporation shall, after the date of issuance of any Series C Preferred (i) pay a dividend or make a distribution on its capital shares in Common Stock in capital stock or securities convertible into capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares (a stock split), (iii) combine its outstanding shares of Common Stock into a smaller number of shares (a reverse stock split), or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, the number of shares of Common Stock into which the Series C Preferred may be converted in effect immediately prior thereto shall be adjusted so that the holder of any Series C Preferred surrendered for conversion immediately thereafter would be entitled to receive the number of shares of Common Stock or other capital shares of the Corporation which he or she would have owned immediately following such action had such Series C Preferred been converted immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date of such action. If, as a result of an adjustment made pursuant to this subsection, the holder of any Series C Preferred thereafter surrendered for conversion shall become entitled to receive two or more classes of capital shares of the Corporation, the Board of Directors shall determine the allocation of the adjustment between or among such classes of capital shares.

          (C) Whenever the number of shares of Common Stock into which the Series C Preferred may be converted is adjusted as provided in this Section VI and upon any modification of the rights of a holder of Series C Preferred in accordance with this Section VI, the Corporation shall promptly mail to the holders of the Series C Preferred a certificate of the Secretary of the Corporation setting forth the number of shares of Common Stock into which the Series C Preferred is convertible after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing such adjustment or modification.

          (D) In case of any consolidation or merger to which the Corporation is a party other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holders of Series C Preferred shall have the right thereafter to convert such Series C Preferred into the kind and amount of securities, cash or other property which such holders would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Series C Preferred been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance, and effective provision shall be made in the Articles of Incorporation of the resulting or surviving corporation or otherwise so that the provisions set forth in this paragraph (D) of Section VI for the protection of the conversion rights of the Series C Preferred shall thereafter be applicable, as nearly as reasonably may be, to any such shares and other securities and property deliverable upon conversion of the Series C Preferred remaining outstanding or other convertible securities received by the holders in place thereof, and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series C Preferred, or other convertible securities receive in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. The provisions of this subsection (D) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidations, mergers, statutory exchanges, sales or conveyances and of said provisions so proposed to be made, shall be mailed to the holders of Series C Preferred not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Corporation for consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (5) The Corporation shall at all times after April 1, 2000 reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Series C Preferred, the number of shares of Common Stock from time to time issuable upon the conversion of Series C Preferred then outstanding and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue Common Stock upon the conversion of Series C Preferred. In addition, the Corporation shall also reserve and keep available such other securities and property as may from time to time be deliverable upon conversion of the Series C Preferred and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to deliver such other securities and property upon the conversion of such Series C Preferred. So long as any Series C Preferred shall be outstanding, the Corporation will use its best efforts to take all corporate action necessary in order that the Corporation may validly and lawfully issue fully paid and non-assessable Common Stock upon conversion of the Series C Preferred, including, without limitation, the calling of a special shareholders meeting for the purpose of increasing the number of authorized but unissued shares of Common Stock of the Corporation as may be necessary.

ARTICLE V

VOTING

          Cumulative voting in the election of directors is not authorized.

ARTICLE VI

PREEMPTIVE RIGHTS

          Stockholders of the Corporation shall not have preemptive rights to acquire unissued or treasury shares of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

ARTICLE VII

BOARD OF DIRECTORS

          Section 1. Board of Directors; Number.

          The governing board of the Corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the By-laws of the Corporation, provided that the number of directors shall not be reduced to less than three unless the outstanding shares are held of record by fewer than three stockholders in which case there need only be as many directors as there are stockholders.

          Section 2. Classification of Directors.

          The Board of Directors shall be divided into three classes, Class 1, Class 2, and Class 3, each class to be as nearly equal in number as possible. The term of office of the Class 1 directors initially elected shall expire at the first annual meeting of stockholders following their election, that of the Class 2 directors initially elected shall expire at the second annual meeting following their election, and that of the Class 3 directors initially elected shall expire at the third annual meeting following their election. At each annual meeting after such classification, a number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of stockholders. Notwithstanding the foregoing and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

          Section 3. Nomination of Directors.

          (a) Nominations for the election of directors may be made by the Board of Directors, by a committee of the Board of Directors, or by any stockholder entitled to vote for the election of directors. Nominations by stockholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was first mailed to stockholders.

          (b) Each notice under subsection (a) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

          (c) The chairman of the stockholders' meeting, may, if the facts warrant, determine and declare to the meting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

          Section 4. Certain Powers of the Board of Directors.

          (a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (i) to manage and govern the Corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend the By-laws of the Corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation, and to designate one or more committees, such committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation (such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time to time by resolutions adopted by the Board of Directors);

          (ii) to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Corporation in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine, without vote or consent of the stockholders;

          (iii) to sell, pledge, lease, exchange, liquidate or otherwise dispose of all or substantially all of the property or assets of the Corporation, including its goodwill, if not in the ordinary course of its business, upon such terms and conditions as the Board of Directors may determine; provided, however, that such transaction shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a stockholders' meeting duly called for such purpose or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such transaction with any substantial stockholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, unless such transaction is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the entire Board of Directors of the Corporation, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon;

          (iv) to merge, consolidate, or exchange all of the issued or outstanding shares of one or more classes of the Corporation upon such terms and conditions as the Board of Directors may authorize; provided, however, that such merger, consolidation or exchange shall be approved or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such merger, consolidation, or exchange with any substantial stockholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, unless such merger, consolidation, or exchange is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the entire Board of Directors of the Corporation, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and

          (v) to distribute to the stockholders of the Corporation without the approval of the stockholders, in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of the Corporation's assets, in cash or in property, so long as the partial liquidation is in compliance with applicable law.

          (b) As used in this Section 5, the following terms shall have the following meanings:

          (i) an "affiliate" shall mean any person or entity which is an affiliate within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act"):

          (ii) a "subsidiary" shall mean any corporation in which the Corporation owns the majority of each class of equity security; and

          (iii) a "substantial shareholder" shall mean any person or entity which is the beneficial owner, within the meaning of Rule 13d-3 of the General Rules and Regulations under the 1934 Act of 10% or more of the outstanding capital stock of the Corporation.

ARTICLE VIII

CONFLICTS OF INTEREST

          Section 1. Related Party Transactions.

          (a) No contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies the contract or transaction or solely because his or their votes are counted for such purpose if:

          (i) the material facts as to his or her relationship of interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or Directors or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of the majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

          (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by a vote of the stockholders; or

          (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof or the stockholders.

          (b) Common or disinterested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves, or ratifies the contract or transaction.

          Section 2. Corporate Opportunities. Unless otherwise limited by applicable law, the officers, directors, and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined form time to time by resolution of the Board of Directors. When such areas of interest are delineated, all such business opportunities within such areas of interest that come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director or other member of management may avail himself or herself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest or their own, unless otherwise limited by applicable law. The provisions hereof shall not limit the rights of any officer, director, or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation, nor shall they be construed to release any employee of the Corporation (other than an officer, director, or member of management) from any duties which such employee may have to the Corporation.

ARTICLE IX

LIABILITY OF DIRECTORS

          A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE X

INDEMNIFICATION

          For purposes of this Article X, a "Proper Person" means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan. The Corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him or her in connection with such action, suit or proceeding if it is determined by the groups set forth in the fifth paragraph of this Article X that he or she conducted himself or herself in good faith and that he or she reasonably believed (i) in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the Corporation's best interests, or (ii) in all other cases (except criminal cases), that his or her conduct was at least not opposed to the Corporation's best interests, or (iii) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. A Proper Person will be deemed to be acting in his or her official capacity while acting as a director, officer, employee or agent on behalf of the Corporation and not while acting on the Corporation's behalf for some other entity.

          No indemnification shall be made under this Article X to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a Corporation in which the Proper Person was adjudged liable to the Corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Further, indemnification under this Article X in connection with a proceeding brought by or in the right of the Corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

          The Corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he or she was entitled to indemnification under this Article X against expenses (including attorneys' fees) reasonably incurred by him or her in connection with the proceeding without the necessity of any action by the Corporation other than the determination in good faith that the defense has been wholly successful.

          The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in this Article X. Entry of judgment by consent as part of a settlement shall not be deemed an adjudication of liability.

          Except where there is a right to indemnification as set forth in this Article X or where indemnification is ordered by a court, any indemnification shall be made by the Corporation only as authorized in the specific case upon a determination by a proper group (a "Proper Group") that indemnification of the Proper Person is permissible under the circumstances because he or she has met the applicable standards of conduct set forth in this Article X. This determination shall be made by the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the Board of Directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the Board of Directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in this paragraph, or, if a Quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors (including directors who are parties to the action), or (ii) a vote of the stockholders.

          Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under this Article X, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standards of conduct set forth in this Article X or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

          Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described in the first paragraph of this Article X may be paid by the Corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person's good faith belief that he or she has met the standards of conduct prescribed by this Article X (ii) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that he or she did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person, but need not be secured, and may be accepted without reference to financial ability to make repayment), and (iii) a determination is made by a Proper Group that the facts as then known to such Proper Group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in this Article X.

ARTICLE XI

ARRANGEMENTS WITH CREDITORS

          Whenever a compromise or arrangement is proposed by the Corporation between it and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction may, on summary application by the Corporation or by a majority of its stockholders, or on the application of any receiver or receivers appointed for the Corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be notified in such manner as the court decides. If a majority in number representing at least three-fourths in the dollar amount owed to the creditors or class of creditors and/or the holders of the majority of the stock or class of stock of the Corporation, as the case may be, agrees to any compromise or arrangement and/or to any reorganization of the Corporation as a consequence of such compromise or arrangement, then said compromise or arrangement and/or said reorganization shall, if sanctioned by the court to which the application has been made, be binding upon all the creditors or class of creditors and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XII

STOCKHOLDERS' MEETINGS

          Stockholders' meetings may be held at such time and place as may be stated or fixed in accordance with the By-laws. At all stockholders' meetings, one third of all shares entitled to vote shall constitute a quorum.

ARTICLE XIII

DISSOLUTION

          Section 1. Procedure. The Corporation shall be dissolved upon the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

          Section 2. Revocation. The Corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the holders of at least a majority of the shares entitled to vote at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

ARTICLE XIV

MISCELLANEOUS

          Meetings of stockholders may be held within or without the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware or other applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The election of directors need not be by written ballot, unless the By-laws so provide. The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the By-laws of the Corporation.

          Notwithstanding anything herein to the contrary, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote, generally, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Ramp Corporation has caused this certificate to be signed by its President, on the 10th day of October 2003.

/s/ Andrew Brown Andrew Brown, President

ANNEX C

BYLAWS

OF

RAMP CORPORATION

(A Delaware Corporation)

ARTICLE I

STOCKHOLDERS

          Section 1.1.           Annual Meetings.          If required by applicable law, an annual meeting of the holders of Common Stock shall be held each year during the month of May or such other month as may be designated by the board of directors (the "Board of Directors") on such date and at such time and place, if any, either within or outside the State of Delaware, as may be designated by the Board of Directors from time to time. At such meeting, the holders of the Common Stock shall elect the Board of Directors and shall transact such other business as may be brought properly before the meeting. Holders ofï¿½ Preferred Stock and any other non-voting stock may be invited, and to the extent there is a matter on which such holders are entitled to vote shall be invited, to attend the annual meeting, but shall not vote except with respect to matters on which their vote is required by the General Corporation Law of the State of Delaware, as it may be amended (the "DGCL") or the restated certificate of incorporation of the Corporation, as it may be amended (the "Certificate of Incorporation").

          Section 1.2.          Special Meetings.

          1.2.1.          Special meetings of stockholders entitled to vote at such meeting may be called at any time by the Chairman of the Board of Directors, the President (if he is also a member of the Board of Directors) or the Board of Directors, to be held at such date, time and place, if any, either within or outside the State of Delaware as may be determined by such person or persons calling the meeting and stated in the notice of the meeting. A special meeting shall be called by the President or the Secretary upon one or more written demands (which shall state the purpose or purposes therefore) signed and dated by the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue(s) that may be properly proposed to be considered at the special meeting. If no place is designated in the notice, the place of the meeting shall be the principal office of the Corporation.

          1.2.2.          Business transacted at any special meeting of stockholders shall be limited to the purpose of purposes stated in the notice of such meeting.

          Section 1.3.          Notice of Meetings.          Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

          Section 1.4.          Adjournments.          Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, thereof, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.5.          Quorum.          At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. Shares entitled to vote as a separate class or series may take action on a matter at a meeting only if a quorum of those shares is present. For purposes of the foregoing, where a separate vote by class or classes or a series or multiple series is required for any matter, the holders of a majority in voting power of the outstanding shares of such class or classes or a series or multiple series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. In the absence of a quorum of the holders of any class or series of stock entitled to vote on a matter, the holders of such class or series so present or represented may, by majority vote, adjourn the meeting of such class or series with respect to that matter from time to time in the manner provided by Section 1.4 of these Bylaws until a quorum of such class or series shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          Section 1.6.          Organization.

          1.6.1.          The chairman of the annual or any special meeting of the stockholders shall be the Chairman of the Board of Directors, or in the absence of the Chairman, any person designated by the Board of Directors. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as the secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          1.6.2.          The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the adjournment of any meeting, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.

          1.6.3.          If disorder shall arise that prevents continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting and quit the chair and upon the chairman so doing the meeting is immediately adjourned.

          1.6.4.          The chairman may ask or require that anyone who is not a bona fide stockholder or proxyholder leave the meeting.

          Section 1.7.          Inspectors.          Prior to any meeting of stockholders, the Board of Directors may, and shall if required by law, appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any matter other than a vote for or against such director's or officer's election to any position with the Corporation or on any other matter in which such officer or director may be directly interested. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

          Section 1.8.          Voting; Proxies; Nominations; Stockholder Proposals.

          1.8.1.          Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Except where applicable law, the Certificate of Incorporation or these Bylaws require a different vote, if a quorum exists, action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the votes cast opposing the action. In an election of directors, a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote for directors is required in order to elect a director.

          1.8.2.          Nomination of persons to stand for election to the Board of Directors at any annual or special stockholders meeting may be made by the holders of the Corporation's Common Stock at any time prior to the vote thereon.

          1.8.4.          At any meeting of stockholders, a resolution or motion shall be considered for vote only if the proposal is brought properly before the meeting, which shall be determined by the chairman of the meeting in accordance with the following provisions:

1.8.4.1

Notice required by these Bylaws and by all applicable federal or state statutes or regulations shall have been given to, or waived by, all stockholders entitled to vote on such proposal. In the event notice periods of different lengths apply to the same proposed action under different laws or regulations, appropriate notice shall be deemed given if there is compliance with the greater of all applicable notice requirements.

1.8.4.2
Proposals may be made by the Board of Directors as to matters affecting holders of any class of stock issued by the Corporation. Proposals may also be made by the holders of shares of Common Stock.
1.8.4.3

Any proposal made by the Board of Directors or the holders of shares of Common Stock may be made at any time prior to or at the meeting if only the holders of Common Stock are entitled to vote thereon.

1.8.4.4

Holders of Preferred Stock may only make a proposal with respect to which such holders are entitled to vote. Any proposal on which holders of Preferred Stock are entitled to vote and concerning which proxies may be solicited by the proponent or by management shall be filed with the Secretary by such dates as may be required by the federal securities proxy rules promulgated by the Securities and Exchange Commission.

1.8.4.5

Any stockholder who gives notice of any stockholder proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any financial interest of such stockholder in the proposal (other than as a stockholder).

          Section 1.9.          Fixing Date for Determination of Stockholders of Record.

          1.9.1.          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          1.9.2.          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          1.9.3.          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section 1.10.          List of Stockholders Entitled to Vote.          The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law (a) the stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 1.10 to examine the list of stockholders required by this Section 1.10 or to vote in person or by proxy at any meeting of stockholders and (b) failure to prepare or make available the list of stockholders shall not effect the validity of actions taken at the meeting.

          Section 1.11.          Consent of Stockholders in Lieu of Meeting.          Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective unless, within sixty days of the earliest dated consent delivered to the Corporation in the manner provided by the previous sentence, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner provided by the previous sentence. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

          Section 1.12.          Meeting by Remote Communication.          If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt,stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE II

BOARD OF DIRECTORS

          Section 2.1.          Powers; Number; Qualifications.          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The Board of Directors shall consist of not less than three members, the number thereof to be determined from time to time by the Board of Directors.  Directors must be natural persons at least eighteen years of age but need not be stockholders of the Corporation.

          Section 2.2.          Election; Term of Office; Resignation; Removal; Newly Created Directorships; Vacancies; Director Emeritus.

          2.2.1.          Election; Term of Office.          The Board of Directors shall be elected as provided in Article VII of the Certificate of Incorporation.  Each director shall hold office until his or her successor is elected and qualified or until his or her death, earlier resignation, removal or disqualification.

          2.2.2.          Resignation.          Any director may resign at any time upon notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

          2.2.3.          Removal.          Any director or the entire Board of Directors may be removed, with or without cause, by holders of a majority of the voting power of the outstanding shares of the Common Stock. A vacancy on the Board of Directors caused by any such removal may be filled by the holders of Common Stock or, if such stockholders shall fail to fill such vacancy, by a majority of the remaining directors at any time before the end of the unexpired term.

          2.2.4.          Newly Created Directorships; Vacancies.          Unless otherwise provided in the Certificate of Incorporation or these Bylaws, newly created directorships resulting from any increase in the authorized number of directors between annual meetings shall be filled by the Board of Directors and the director or directors filling a newly created directorship or directorships shall be assigned to such class or classes as the Board of Directors shall determine and shall hold office until annual meeting of stockholders at which to class to which they were assigned is elected and until his or their successor or successors have been elected and qualified. A vacancy occurring in the Board of Directors that is not required by these Bylaws to be filled by the holders of Common Stock shall be filled by the affirmative vote of a majority of the remaining members of the Board of Directors even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office.

          2.2.5.          Director Emeritus.          The Board of Directors may, at its discretion, designate a retired director as Director Emeritus. Each designation shall be for a period of one year and may be renewed for additional one-year terms. A Director Emeritus shall provide consulting and advisory services to the Board of Directors as requested from time to time by the Board of Directors and may be invited to attend meetings of the Board of Directors, but shall not vote or be counted for quorum purposes or have any of the duties or obligations imposed on a director or officer of the Corporation under the DGCL, the Corporation's Certificate of Incorporation or these Bylaws or otherwise be considered a director of the Corporation. A Director Emeritus shall be entitled to benefits and protections in accordance with Section 8.4 of these Bylaws (Indemnification of Directors and Officers) and shall be compensated for his services and reimbursed for expenses incurred in his capacity as Director Emeritus as the Board of Directors shall from time to time establish.

          Section 2.3.          Annual and Regular Meetings.          The Board of Directors shall hold its annual meeting without notice on the same day and the same place as, but just following, the annual meeting of the holders of Common Stock, or at such other date, time and place as may be determined by the Board of Directors. Regular meetings of the Board of Directors shall be held without notice at such dates, times and places as may be determined by the Board of Directors by resolution.

          Section 2.4.          Special Meetings; Notice.

          2.4.1.          Special meetings of the Board of Directors may be held, with proper notice, upon the call of the Chairman of the Board of Directors, by the President or by at least two members of the Board of Directors at such time and place as specified in the notice.

          2.4.2.          Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least two days prior to such meeting. The notice of a special meeting of the Board of Directors need not state the purposes of the meeting. Notice to each director of any special meeting may be given in person; by telephone, telegraph, teletype, electronically transmitted facsimile, or other means of wire or electronic transmission; or by mail or private carrier. Oral notice to a director of any special meeting is effective when communicated. Written notice to a director of any special meeting is effective at the earliest of: (i) the date received; (ii) five days after it is mailed; or (iii) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, if the return receipt is signed by or on behalf of the director to whom the notice is addressed.

          Section 2.5.          Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, directors or members of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

          Section 2.6.          Quorum; Vote Required for Action.          At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum can be obtained.

          Section 2.7.          Organization.          The Board of Directors shall elect a Chairman of the Board of Directors from among its members. If the Board of Directors deems it necessary, it may elect a Vice-Chairman of the Board of Directors from among its members to perform the duties of the Chairman of the Board of Directors in such chairman's absence and such other duties as the Board of Directors may assign. The Chairman of the Board of Directors or, in his absence, the Vice-Chairman of the Board of Directors, or in his absence, any director chosen by a majority of the directors present, shall act as chairperson of the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the chairperson shall act as secretary of each meeting of the Board of Directors.

          Section 2.8.          Action by Directors Without a Meeting.          Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

          Section 2.9.          Compensation of Directors.          Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall determine and fix the compensation, if any, and the reimbursement of expenses which shall be allowed and paid to the directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE III

COMMITTEES

          Section 3.1.          Committees.          The Board of Directors may, by a vote of the majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

          Section 3.2.          Committee Rules.          Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws. Each committee shall prepare minutes of its meetings which shall be delivered to the Secretary of the Corporation for inclusion in the Corporation's records.

ARTICLE IV

OFFICERS

          Section 4.1.          Officers; Election.          The Board of Directors shall, annually or at such times as the Board of Directors may designate, appoint a President, a Secretary and a Treasurer, and elect from among its members a Chairman. The Board of Directors may also appoint one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. The Board of Directors may delegate, by specific resolution, to an officer the power to appoint other specified officers or assistant officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws provide otherwise. Each officer shall be a natural person who is eighteen years of age or older.

          Section 4.2.          Term of Office; Resignation; Removal; Vacancies.          Unless otherwise provided in the resolution of the Board of Directors appointing any officer, each officer shall hold office until the next annual meeting of the Board of Directors at which his or her successor is appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the appointment of an officer shall not of itself create contractual rights. The Board of Directors may also delegate to an officer the power to remove other specified officers or assistant officers. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors. An officer appointed to fill a vacancy shall serve for the unexpired term of such officer's predecessor, or until such officer's earlier death, resignation or removal.

          Section 4.3.          Temporary Delegation of Duties.          In the case of the absence of any officer, or his inability to perform his duties, or for any other reason deemed sufficient by the Board of Directors, the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director temporarily, provided that a majority of the directors then in office concur and that no such delegation shall result in giving to the same person conflicting duties.

          Section 4.4.          Chairman.          The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors or as may be provided by law.  In the absence of appointment of Chairman of the Board, the CEO shall be the Chairman of the Board.

          Section 4.5.          Chief Executive Officer.          The Chief Executive Officer (the "CEO") shall perform all duties customarily delegated to the chief executive officer of a corporation and such other duties as may from time to time be assigned to the CEO by the Board of Directors and these Bylaws.

          Section 4.6.          President.   The President, if appointed by the Board of Directors, shall be responsible to the CEO for the day-to-day operations of the Corporation. The President shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall perform all duties as may from time to time be assigned by the Board of Directors or the CEO.

          Section 4.7.          Vice Presidents.          The Vice President or Vice Presidents shall have such powers and shall perform such duties as may, from time to time, be assigned to him or her or them by the Board of Directors, the CEO or the President or as may be provided by law.

          Section 4.8.          Secretary.          The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees thereof in a book to be kept for that purpose, shall authenticate records of the Corporation, shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, shall be custodian of the records of the Corporation, may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the CEO or the President or as may be provided by law.

          Section 4.9.          Treasurer.          The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board of Directors may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall maintain books of account and records and exhibit such books of account and records to any of the directors of the Corporation at any reasonable time, shall receive and give receipts for monies due and payable to the Corporation from any source whatsoever, shall render to the CEO, the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and, if called to do so, make a full financial report at the annual meeting of the stockholders, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the CEO or the President or as may be provided by law.

          Section 4.10.          Assistant Secretaries and Assistant Treasurers.          The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the CEO or the Board of Directors. In the absence or at the request of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

          Section 4.11.          Other Officers.          The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

          Section 4.12.          Bond of Officers.          The Board of Directors may require any officer or agent to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of such officer's duties and for the restoration to the Corporation of any property belonging to the Corporation in such officer's possession or under the control of such officer.

          Section 4.13.          Compensation.          The salaries and other compensation of the officers shall be fixed or authorized from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

STOCK

          Section 5.1.          Stock Certificates and Uncertificated Shares.          The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. Any and all the signatures on the certificate may be by a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Section 5.2.          Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.          The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond in such form and amount (not exceeding twice the value of the stock represented by such certificate) and with such surety and sureties as the secretary may require in order to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

          Section 5.3.          Transfer of Stock.          Subject to any transfer restrictions set forth or referred to on the stock certificate or of which the Corporation otherwise has notice, shares of the Corporation shall be transferable on the books of the Corporation upon presentation to the Corporation or to the Corporation's transfer agent of a stock certificate signed by, or accompanied by an executed assignment form, the holder of record thereof, his duly authorized legal representative, or other appropriate person as permitted by the DGCL. The Corporation may require that any transfer of shares be accompanied by proper evidence reasonably satisfactory to the Corporation or to the Corporation's transfer agent that such endorsement is genuine and effective. Upon presentation of shares for transfer as provided above, the payment of all taxes, if any, therefor, and the satisfaction of any other requirement of law, including inquiry into and discharge of any adverse claims of which the Corporation has notice, the Corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every transfer of stock shall be entered on the stock books of the Corporation to accurately reflect the record ownership of each share. The Board of Directors also may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

           Section 5.4.          Holders of Record.          The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be allowed by these Bylaws or required by the laws of Delaware.

          Section 5.5.          Shares Held for the Account of a Specified Person or Persons.          The Board of Directors may adopt a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.

ARTICLE VI

EXECUTION OF INSTRUMENTS; CHECKS AND ENDORSEMENTS; DEPOSITS; ETC.

          Section 6.1.          Execution of Instruments.          Except as otherwise provided by the Board of Directors, the Chairman, the CEO, the President, any Vice President, the Treasurer or the Secretary shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no assistant officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

          Section 6.2.          Borrowing.          No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

          Section 6.3.          Attestation.          All signatures authorized by this Article may be attested, when appropriate or required, by any officer of the Corporation except the officer who signs on behalf of the Corporation.

          Section 6.4.          Checks and Endorsements.          All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness issued in the name of the Corporation and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

          Section 6.5.          Deposits.          All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

          Section 6.6.          Voting of Securities and Other Entities.          Unless otherwise provided by resolution of the Board of Directors, the Chairman, the CEO, or the President, or any officer designated in writing by any of them, is authorized to attend in person, or may execute written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of any corporation, partnership, limited liability company, association, joint venture, or other entity in which the Corporation holds any securities or other interests and may execute written waivers of notice with respect to any such meetings. At all such meetings, any of the foregoing officers, in person or by proxy as aforesaid and subject to the instructions, if any, of the Board of Directors, may vote the securities or interests so held by the Corporation, may execute any other instruments with respect to such securities or interests, and may exercise any and all rights and powers incident to the ownership of said securities or interests. Any of the foregoing officers may execute one or more written consents to action taken in lieu of a formal meeting of such corporation, partnership, limited liability company, association, joint venture, or other entity.

ARTICLE VII

DIVIDENDS AND OTHER DISTRIBUTIONS

          Section 7.1.          Dividends and Other Distributions.          Subject to the provisions of the DGCL, dividends and other distributions may be declared by the Board of Directors in such form, frequency and amounts as the condition of the affairs of the Corporation shall render advisable.

ARTICLE VIII

MISCELLANEOUS

          Section 8.1.          Fiscal Year.          The fiscal year of the Corporation shall be determined by the Board of Directors.

          Section 8.2.          Seal.          The Corporation may have a corporate seal and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

          Section 8.3.          Waiver of Notice of Meetings of Stockholders, Directors and Committees.          Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except (i) in the case when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (ii) in the case when the person attends the meeting for the purpose of objecting to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, the person objects to considering the matter when it is presented. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

          Section 8.4.          Indemnification of Directors and Officers.

          8.4.1.          Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (a "Covered Person"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. A Director Emeritus shall be considered to be an officer of the Corporation for all purposes of this Section 8.4.

          8.4.2.          Prepayment of Expenses.          The Corporation shall to the fullest extent not prohibited by applicable law promptly pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that such Covered Person is not entitled to be indemnified under this Section 8.4 or otherwise.

          8.4.3.          Nonexclusivity of Rights.          The rights conferred on any Covered Person by this Section 8.4 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          8.4.4.          Other Sources.          The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

          8.4.5.          Amendment or Repeal.          Any repeal or modification of the foregoing provisions of this Section 8.4 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

          8.4.6.          Other Indemnification and Prepayment of Expenses.          This Section 8.4 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify persons other than Covered Persons and to advance expenses to such other persons when and as authorized by appropriate corporate action.

          8.4.7.          Insurance.          The Corporation may purchase and maintain insurance on behalf of any person that the Corporation is permitted to indemnify in accordance with these Bylaws against any liability asserted against any such person and incurred by such person whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity interest through stock ownership or otherwise.

          8.4.8.          Selection of Counsel.          Notwithstanding any other provision of this Section 8.4, the Corporation may condition the right to indemnification of, and the advancement of expenses to, a Covered Person on its right to select legal counsel representing such Covered Person on the terms of this Subsection 8.4.8. The Corporation shall have the right to select counsel for any Covered Person in any legal action that may give rise to indemnification under this Section 8.4 provided that: (a) the Corporation consults with the Covered Person seeking indemnification with respect to the selection of competent legal counsel; and (b) the Corporation pays all reasonable fees and costs incurred by the attorney in defending the Covered Person (subject to the Corporation's right to recover such fees and costs if it is determined at the conclusion of the action, suit or proceeding that there is no right of indemnification). Notwithstanding any other provision of this Section 8.4, the Corporation shall not be responsible for indemnification of, or the advancement of expenses to, any Covered Person who declines to use counsel reasonably selected by the Corporation as provided in this Subsection 8.4.8. Counsel shall be deemed to be reasonably selected by the Corporation if such counsel is a competent attorney who can independently represent the Covered Person consistent with the applicable ethical standards of the Code of Professional Responsibility.

          Section 8.5.          Interested Directors; Quorum.          No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if: (1) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 8.6.          Prohibited Transactions.          For so long as the Corporation is a publicly-traded company or subject to applicable federal or state securities laws or exchange or other market listing requirements, no extensions of credit in the form of personal loans or other prohibited forms of assistance under Section 402 of the Sarbanes-Oxley Act of 2002 may be made to a director or executive officer of the Corporation.

          Section 8.7.          Form of Records.          Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

          Section 8.8.          Record of Stockholders.          The Secretary shall maintain, or shall cause to be maintained, a record of the names and addresses of the Corporation's stockholders, in a form that permits preparation of a list of stockholders that is arranged by class of stock entitled to vote and, within each such class, by series of shares, that is alphabetical within each class or series, and that shows the address of, and the number of shares of each class or series held by, each stockholder.

          Section 8.9.          Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation's transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder's address last known to the Secretary or transfer agent.

          Section 8.10. Amendment of Bylaws. The Board of Directors is authorized to adopt, amend or repeal these Bylaws at any annual meeting of the Board of Directors or any other meeting called for that purpose. The holders of shares of Common Stock entitled to vote also may adopt additional Bylaws and may amend or repeal any Bylaw, whether or not adopted by them, at an annual stockholders meeting or a special meeting called, wholly or in part, for such purpose. The power of the Board of Directors to adopt, amend or repeal Bylaws may be limited by an amendment to the Certificate of Incorporation or an amendment to the Bylaws adopted by the holders of Common Stock that provides that a particular Bylaw or Bylaws may only be adopted, amended or repealed by the holders of Common Stock.

          Section 8.11. Gender. The masculine gender if and when used in these Bylaws is used as a matter of convenience only and shall be interpreted to include the feminine gender as the circumstances indicate.

          Section 8.12. Definitions. Terms not otherwise defined in these Bylaws shall have the meanings set forth in the DGCL.

ANNEX D

COLORADO BUSINESS CORPORATION ACT

Article 113

Dissenters' Rights

7-113-101. DEFINITIONS

For purposes of this article:

(1)

"Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)

"Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3)

"Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4)

"Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5)

"Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6)

"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7)

"Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102. RIGHT TO DISSENT

          (1)   A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          (a)   Consummation of a plan of merger to which the corporation is a party if:

           (I)  Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

          (II)  The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

          (b)   Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

          (c)   Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

          (d)   Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

          (1.3)          A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

          (a)   The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

          (b)   The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

          (c)   The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

          (1.8)          The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

          (a)   Shares of the corporation surviving the consummation of the plan of merger or share exchange;

          (b)   Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

          (c)   Cash in lieu of fractional shares; or

          (d)   Any combination of the foregoing described shares or cash in lieu of fractional shares.

          (2)   (Deleted by amendment, L. 96, p. 1321,ss.30, effective June 1, 1996.)

          (2.5)          A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

          (3)   A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

          (4)   A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

          (1)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

          (2)   A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

          (a)   The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b)   The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

          (3)   The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201. NOTICE OF DISSENTERS' RIGHTS

          (1)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

          (2)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT

          (1)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

          (a)   Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

          (b)   Not vote the shares in favor of the proposed corporate action.

          (2)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

          (3)   A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. DISSENTERS' NOTICE

          (1)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

          (2)   The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

          (a)   State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

          (b)   State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

          (c)   Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (d)   Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

          (e)   Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

          (f)          State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

          (g)   Be accompanied by a copy of this article.

7-113-204. PROCEDURE TO DEMAND PAYMENT

          (1)   A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

          (a)   Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

          (b)   Deposit the shareholder's certificates for certificated shares.

          (2)   A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

          (3)   Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

          (4)   A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205. UNCERTIFICATED SHARES

          (1)   Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

          (2)   In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. PAYMENT

          (1)   Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

          (2)   The payment made pursuant to subsection (1) of this section shall be accompanied by:

          (a)   The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

          (b)   A statement of the corporation's estimate of the fair value of the shares;

          (c)   An explanation of how the interest was calculated;

          (d)   A statement of the dissenter's right to demand payment under section 7-113-209; and

          (e)   A copy of this article.

7-113-207. FAILURE TO TAKE ACTION

          (1)   If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

          (2)   If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION

          (1)   The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

          (2)   An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER

          (1)   A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

          (a)   The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

          (b)   The corporation fails to make payment under section 7-113-206 within sixty-days after the date set by the corporation by which the corporation must receive the payment demand; or

          (c)   The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

          (2)   A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301. COURT ACTION

          (1)   If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

          (2)   The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

          (3)   The corporation shall make the dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current records of shareholder holding the dissenter's shares, or as provided by law.

          (4)   The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

          (5)   Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. COURT COSTS AND COUNSEL FEES

          (1)   The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

          (2)   The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a)   Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

          (b)   Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

          (3)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

ANNEX E

MEDIX RESOURCES, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors (the "Board") of Medix Resources, Inc. (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Audit Committee Membership

The Audit Committee shall consist of no fewer than three members, each of whom shall be a member of the Board and meet the independence and experience requirements of the American Stock Exchange ("AMEX"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the Commission.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board in accordance with the provisions of the Company's By-laws.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Audit Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

Review and discuss quarterly reports from the independent auditors on:

(i) All critical accounting policies and practices to be used.

(ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(iii) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

Review the significant reports to management prepared by the internal auditing department and management's responses.

Compliance Oversight Responsibilities

Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act which requires the Company's independent auditor, if it detects or becomes aware of any illegal act, to assure the Audit Committee is adequately informed and to provide a report if the independent audit has reached specified conclusions with respect to such illegal acts, has not been implicated.

Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Approved by the Audit Committee on November 22, 2002

Approved by the Board on August 19, 2003

ANNEX F

MEDIX RESOURCES, INC.

2004 STOCK INCENTIVE PLAN

        1.        Purposes.  This 2004 Stock Incentive Plan (the  Program ) is intended to secure for Medix Resources, Inc. (the  Corporation ), its direct and indirect present and future subsidiaries (individually, a  Subsidiary,  and collectively, the  Subsidiaries ) including without limitation any entity which the Corporation reasonably expects to become a Subsidiary, and their respective shareholders, the benefits arising from ownership of the Corporation s common stock, par value $.001 per share ( Common Stock ), by those selected directors, officers, key employees, advisory directors and consultants of the Corporation and/or any Subsidiary who are most responsible for future growth and shareholder value.  The Program is designed to help attract and retain superior individuals for positions of substantial responsibility with the Corporation and the Subsidiaries and to provide these persons with an additional incentive to contribute to the success of the Corporation and the Subsidiaries.

        2.        Elements of the Program.  In order to maintain flexibility in the award of benefits, the Program is comprised of six parts -- the Incentive Stock Option Plan (the  ISO Plan ), the Supplemental Stock Option Plan (the  Supplemental Plan ), the Stock Appreciation Rights Plan (the  SAR Plan ), the Performance Share Plan (the  Performance Share Plan ), the Non-Employee Director Plan (the Director Plan ) and the Advisory Board Plan (the  Advisory Board Plan ).  Copies of the ISO Plan, the Supplemental Plan, the SAR Plan, the Performance Share Plan, the Director Stock Plan and the Advisory Board Plan are attached hereto as Parts I, II, III, IV, V and VI, respectively.  Each such plan is referred to herein as a  Plan  and all such plans are collectively referred to herein as the  Plans.  The term  Plans  shall also refer to the Program in its entirety, including the General Provisions of the Stock Incentive Plan set forth below (the  General Provisions ). The grant of an option or other award under one of the Plans shall not be construed to prohibit the grant of an option or other award under any of the other Plans if the recipient is also eligible to receive grants under such other Plans.

        3.        Applicability of General Provisions.  Unless the General Provisions or any of the Plans specifically indicates to the contrary, all Plans shall be subject to the General Provisions.

GENERAL PROVISIONS OF THE STOCK INCENTIVE PLAN

        Article 1.          Administration.  The Program and the Plans shall be administered by the Board of Directors of the Corporation (the "Board"  or the  "Board of Directors ") or any duly created committee appointed by the Board and charged with the administration of the Program and the Plans.  To the extent required in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the  "Code" ), such committee, if any, shall consist solely of at least two "Directors"  (as defined below).  The Board, or any duly appointed committee, when acting to administer the Program and the Plans, is referred to as the  "Plan Administrator" .  Any action of the Plan Administrator shall be taken by majority vote at a meeting or by unanimous written consent of all members of the Plan Administrator without a meeting.  No Plan Administrator or member of the Board of shall be liable for any action or determination made in good faith with respect to the Program or the Plans or with respect to any option or other award granted pursuant to the Plans.  For purposes of the Plans, the term "Director"  shall mean a director who (a) is not a current employee of the Corporation or any Subsidiary; (b) is not a former employee of the Corporation or any Subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the then current taxable year; (c) has not been an officer of the Corporation or any Subsidiary; and (d) does not receive remuneration (which shall be deemed to include any payment in exchange for goods or services) from the Corporation or any Subsidiary, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and the regulations thereunder.

        Article 2.          Authority of Plan Administrator.  Subject to the other provisions of the Program, and with a view to effecting its purpose, the Plan Administrator shall have the authority:  (a) to construe and interpret the Plans; (b) to define the terms used herein; (c) to prescribe, amend and rescind rules and regulations relating to the Plans; (d) to determine the persons to whom options, stock appreciation rights and performance shares shall be granted under the Plans; (e) to determine the time or times at which options, stock appreciation rights and performance shares shall be granted under the Plans; (f) to determine the number of shares subject to any option or stock appreciation right under the Plans and the number of shares to be awarded as performance shares under the Plans as well as the option price, and the duration of each option, stock appreciation right and performance share, and any other terms and conditions of options, stock appreciation rights and performance shares; (g) to determine the times at which options, stock appreciation rights and performance shares shall become exercisable and/or vested; (h) to determine any special forfeiture provisions to which options, stock appreciation rights and performance shares shall be subject, and (i) to make any other determinations necessary or advisable for the administration of the Program and the Plans and to do everything necessary or appropriate to administer the Program and the Plans.  All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in the Plans and on their legal representatives, heirs and beneficiaries.

        Article 3.          Maximum Number of Shares Subject to the Plans.  The maximum aggregate number of shares issuable pursuant to the Plans, including shares issuable upon exercise of options and shares subject to stock appreciation rights (collectively,  Program Shares ) shall be 15,000,000 shares of Common Stock.  No one person participating in the Plans may receive options or other awards for more than 3,000,000 Program Shares in any calendar year.  All such Program Shares may be issued under any of the Plans that is part of the Program.  If any of the options or stock appreciation rights granted under the Plans expire or terminate for any reason before they have been exercised in full, the unissued Program Shares subject to those expired or terminated options and/or stock appreciation rights shall again be available for purposes of the Plans.  If the performance objectives associated with the grant of any performance shares are not achieved within the specified performance objective period or if the performance share grant terminates for any reason before the performance objective date arrives, the Program Shares associated with such performance shares shall again be available for the purposes of the Plans.  Any Performance Shares delivered pursuant to the Plans may consist, in whole or in part, of authorized and unissued shares or treasury shares of Common Stock.

        Article 4.          Eligibility and Participation.  All directors (including non-employee directors), officers, employees, advisory board members and consultants of the Corporation and/or any Subsidiary shall be eligible to participate in the Plans, except that (i) only employees (whether or not full time and whether or not directors, advisory board members or consultants) shall be eligible to participate in the ISO Plan; (ii) only non-employee directors shall be eligible to participate in the Director Plan; and (iii) only advisory board members shall be eligible to participate in the Advisory Board Plan.  The term  employee  shall include any person who has agreed to become an employee.

        Article 5.          Effective Date and Term of the Program.  The Program shall become effective on January 5, 2004, subject to approval of the Program by the Board of Directors and the shareholders of the Corporation on or before that date and within twelve months of each other.  The Program shall continue in effect for a term of ten years from the date that the Program is adopted by the Board of Directors, unless sooner terminated by the Board of Directors.

        Article 6.          Adjustments.  In the event that the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split (an  Adjustment Event ), an appropriate and proportionate adjustment shall be made by the Plan Administrator in the maximum number and kind of Program Shares as to which options, stock appreciation rights and performance shares may be granted under the Plans  A corresponding adjustment changing the number or kind of Program Shares allocated to unexercised options, stock appreciation rights and performance shares, or portions thereof, which shall have been granted prior to any such Adjustment Event shall likewise be made.  Any such adjustment in outstanding options or stock appreciation rights shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option or stock appreciation right but with a corresponding adjustment in the price for each share or other unit of any security covered by the option or stock appreciation right.  In making any adjustment pursuant to this Article 6, any fractional shares shall be disregarded.

        Article 7.           Termination and Amendment of Plans and Awards.  No options, stock appreciation rights or performance shares shall be granted under any of the Plans after the termination of such Plan.  The Plan Administrator may at any time amend or revise the terms of any of the Plans or of any outstanding option, stock appreciation right or performance share issued under such Plan, provided, however, that (a) any shareholder approval required by applicable law or regulation (including without limitation Section 422 of the Code) shall be obtained and (b) no amendment, suspension or termination of any of the Plans or of any outstanding option, stock appreciation right or performance share shall, without the consent of the person who has received such option or other award, impair any of that person s rights or obligations under such option or other award.

        Article 8.           Privileges of Stock Ownership.   Notwithstanding the exercise of any option granted pursuant to the terms of the Plans or the achievement of any performance objective specified in any performance share granted pursuant to the terms of the Performance Share Plan, no person shall have any of the rights or privileges of a shareholder of the Corporation in respect of any Program Shares until certificates representing the shares of Common Stock covered thereby have been issued and delivered.  No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which any stock certificate is issued pursuant to the Plans.

        Article 9.           Reservation of Shares of Common Stock.  During the term of the Program, the Corporation will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program.

        Article 10.           Tax Withholding.  The exercise of any option, stock appreciation right or performance share is subject to the condition that, if at any time the Corporation shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then, in such event, the exercise of the option, stock appreciation right or performance share or the elimination of the risk of forfeiture relating thereto shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation.

        Article 11.           Employment; Service as a Director or Consultant.  Nothing in the Program gives to any person any right to continued employment by the Corporation or the Subsidiaries or to continued service as a director, member or the advisory board or consultant of the Corporation or any Subsidiary or limits in any way the right of the Corporation or the Subsidiaries at any time to terminate or alter the terms of that employment or service.

        Article 12.           Investment Letter; Lock-Up Agreement; Restrictions on Obligation of the Corporation to Issue Securities; Restrictive Legend.  Any person acquiring or receiving Common Stock or other securities of the Corporation pursuant to the Plans, as a condition precedent to receiving the shares of Common Stock or other securities, may be required by the Plan Administrator to submit a letter to the Corporation (a) stating that the shares of Common Stock or other securities are being acquired for investment and not with a view to the distribution thereof and (b) providing other assurances determined by the Corporation to be necessary or appropriate in order to assure that the issuance of such shares is exempt from any applicable securities registration requirements.  The Corporation shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the Plans unless, on the date of sale and issuance thereof, the shares of Common Stock or other securities are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or exempt from registration thereunder.  All shares of Common Stock and other securities issued pursuant to the Plans shall, if determined to be necessary by the Plan Administrator, bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

        Article 13.           Covenant Against Competition.   The Plan Administrator shall have the right to condition the award to an employee of the Corporation and/or any Subsidiary of any option, stock appreciation right or performance share under the Plans upon the recipient's execution and delivery to the Corporation of an agreement not to compete with the Corporation and the Subsidiaries during the recipient's employment and for such period thereafter as shall be determined by the Plan Administrator.  Such covenant against competition shall be in a form satisfactory to the Plan Administrator.

        Article 14.           Rights Upon Termination of Employment, Service as a Consultant, Service as a Director or Service as an Advisory Board Member.  Notwithstanding any other provision of the Plans, any benefit granted to an individual who has agreed to become an employee of the Corporation or any Subsidiary or to become an employee of any entity which the Corporation reasonably expects to become a Subsidiary, shall immediately terminate if the Plan Administrator determines, in its sole discretion, that such person will not become such employee or such entity will not become a Subsidiary.  If a recipient ceases to be employed by or to provide services as a consultant or director to the Corporation or any Subsidiary, or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies:

                  (a)                   because of termination by the Company or a Subsidiary without cause, all options and stock appreciation rights may be exercised, to the extent exercisable on the date of termination, until 90 days after the date on which the employment or service terminated, but in any event not later than the date on which the option or stock appreciation right would otherwise terminate pursuant to the Plans, and all Naked Rights (as defined in the Stock Appreciation Rights Plan) not payable on the date of termination  and all performance share awards still subject to the achievement of performance objectives shall terminate immediately;

                  (b)                   because of termination by the Company or a Subsidiary for cause, all options and other awards shall lapse immediately on the date of such termination;

                  (c)                   because of voluntary termination at the election of the recipient, all options and stock appreciation rights may be exercised, to the extent exercisable on the date of termination, until 30 days after the date on which the employment or service terminated, but in any event not later than the date on which the option or stock appreciation right would otherwise terminate pursuant to the Plans, and all Naked Rights (as defined in the Stock Appreciation Rights Plan) not payable on the date of termination  and all performance share awards still subject to the achievement of performance objectives shall terminate immediately; and

                  (d)                   because of death or disability, all options and stock appreciation rights may be exercised, to the extent exercisable on the date of termination, until twelve months after the date on which the employment or service terminated, but in any event not later than the date on which the option or stock appreciation right would otherwise terminate pursuant to the Plans, and all other awards (including all Naked Rights and performance shares still subject to the achievement of performance objectives) shall terminate immediately.

No exercise permitted by this Article 14 shall entitle an optionee or his or her personal representative, executor or administrator to exercise any portion of any option or stock appreciation right beyond the extent to which such option or stock appreciation right is exercisable pursuant to the Program on the date the recipient s employment or service terminates.

        Article 15.           Non-Transferability.  Options and other awards granted under the Plans may not be sold, pledged, assigned or transferred in any manner by the recipient otherwise than by will or by the laws of descent and distribution and shall be exercisable (a) during the recipient s lifetime only by the recipient and (b) after the recipient s death only by the recipient s executor, administrator or personal representative; provided, however, that the Plan Administrator may permit the recipient of an option granted pursuant to Part II, Part V or Part VI, a stock appreciation right granted pursuant to Part III, or performance shares granted pursuant to Part IV, of the Program to transfer such options, stock appreciation rights and/or performance shares to an affiliated transferee subject to such conditions as the Plan Administrator shall determine to be appropriate.  In the case of such a transfer, the transferee s rights and obligations with respect to the applicable options, stock appreciation rights and/or performance shares, as the case may be, shall be determined by reference to the recipient and the recipient s rights and obligations with respect to the applicable options, stock appreciation rights and/or performance shares had no transfer been made.  The recipient shall remain obligated pursuant to Articles 10 and 12 hereunder if required by applicable law.

        Article 16.          Change in Control.  All options granted pursuant to the Plans shall become fully exercisable upon the occurrence of a Change in Control Event.  As used in the Plans, a  Change in Control Event  shall be deemed to have occurred if any of the following events occur:

(a)                the consummation of any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (i) a merger of the Corporation in which the holders of the shares of Common Stock immediately prior to the merger own more than fifty percent (50%) of the common stock of the surviving corporation immediately after the merger; or

(b)                the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, other than to a subsidiary or affiliate; or

(c)                an approval by the shareholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation; or

(d)                any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than any person who owns more than ten percent (10%) of the outstanding Common Stock on the date of adoption of this Program by the Board of Directors, the Corporation or any benefit plan sponsored by the Corporation or any of its subsidiaries) shall become the  beneficial owner  (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Corporation ( Voting Securities ) representing more than fifty (50%) percent of the combined voting power of the Corporation s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control.

        Article 17.        Merger or Asset Sale.  For purposes of the Plans, a merger or consolidation which would constitute a Change in Control Event pursuant to Article 16 and a sale of assets which would constitute a Change in Control Event pursuant to Article 16 are hereinafter referred to as  Article 17 Events .   In the event of an Article 17 Event, each outstanding option shall be assumed or an equivalent benefit shall be substituted by the entity determined by the Board of Directors to be the successor corporation.  However, in the event that any such successor corporation does not agree in writing, at least 15 days prior to the anticipated date of consummation of such Article 17 Event, to assume or so substitute each such option, then each option not so assumed or substituted shall be deemed to be fully vested and exercisable 15 days prior to the anticipated date of consummation of such Article 17 Event.  If an option is not so assumed or subject to such substitution, the Plan Administrator shall notify the holder thereof in writing or electronically that (a) such holder s option shall be fully exercisable until immediately prior to the consummation of such Article 17 Event and (b) such holder s option shall terminate upon the consummation of such Article 17 Event.  For purposes of this Article 17, an option shall be considered assumed if, following consummation of the applicable Article 17 Event, the option confers the right to purchase or receive, for each share of Common Stock subject to the option immediately prior to the consummation of such Article 17 Event, the consideration (whether stock, cash or other securities or property) received in such Article 17 Event by holders of Common Stock for each share of Common Stock held on the effective date of such Article 17 Event (and, if holders of Common Stock are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such Article 17 Event is not solely common stock of such successor, the Plan Administrator may, with the consent of such successor corporation, provide for the consideration to be received in connection with such option to be solely common stock of such successor equal in fair market value to the per share consideration received by holders of Common Stock in the Article 17 Event.

        Article 18.           Method of Exercise.  Any optionee may exercise his or her option from time to time by giving written notice thereof to the Corporation at its principal office together with payment in full for the shares of Common Stock to be purchased.  The date of such exercise shall be the date on which the Corporation receives such notice.  Such notice shall state the number of shares to be purchased.  The purchase price of any shares purchased upon the exercise of any option granted pursuant to the Plans shall be paid in full at the time of exercise of the option by certified or bank cashier s check payable to the order of the Corporation or, if permitted by the Plan Administrator, by a promissory note of the optionee or shares of Common Stock, provided that such shares have been owned by the optionee for more than six months on the date of surrender to the Corporation, or by a combination of a check, promissory note and/or shares of Common Stock.   The Plan Administrator may, in its sole discretion, permit an optionee to make  cashless exercise  arrangements, to the extent permitted by applicable law, and may require optionees to utilize the services of a single broker selected by the Plan Administrator in connection with any cashless exercise.  No option may be exercised for a fraction of a share of Common Stock.  If any portion of the purchase price is paid in shares Common Stock, those shares shall be valued at their then Fair Market Value as determined by the Plan Administrator in accordance with Section 4 of the ISO Plan.

        Article 19.           Ten-Year Limitations.  Notwithstanding any other provision of the Plans, (a) no option or other award may be granted pursuant to the Plans more than ten years after the date on which the Plans were adopted by the Board of Directors and (b) any option granted pursuant to Part I of the Program shall, by its terms, not be exercisable more than ten years after the date of grant.

        Article 20.           Sunday or Holiday.  In the event that the time for the performance of any action or the giving of any notice is called for under the Plans within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next day following such Sunday or legal holiday which is not a Sunday or legal holiday.

        Article 21.           Applicable Option Plan.  In the event that a stock option is granted pursuant to the Program and the Plan Administrator does not specify whether such option has been granted pursuant to the ISO Plan, the Supplemental Plan, the Director Plan or the Advisory Board Plan, such option shall be deemed to be granted pursuant to the Supplemental Plan, the Director Plan or the Advisory Board Plan, as applicable.

PART I

ISO PLAN

The following provisions shall apply with respect to options granted by the Plan Administrator pursuant to Part I of the Program:

        Section 1.           General.  This ISO Plan is Part I of the Program.  The Corporation intends that options granted pursuant to the provisions of the ISO Plan will qualify and will be identified as  incentive stock options  within the meaning of Section 422 of the Code ( ISOs ).   Unless any provision herein indicates to the contrary, this ISO Plan shall be subject to the General Provisions of the Program.

        Section 2.           Terms and Conditions.  The Plan Administrator may grant ISOs to any employee of the Corporation or its Subsidiaries.  The terms and conditions of ISOs granted under the ISO Plan may differ from one another as the Plan Administrator shall, in its discretion, determine, as long as all ISOs granted under the ISO Plan satisfy the requirements of the ISO Plan.

        Section 3.           Duration of Options.  Each ISO and all rights thereunder granted pursuant to the terms of the ISO Plan shall expire on the date determined by the Plan Administrator, but in no event shall ISO granted under the ISO Plan expire later than ten years from the date on which the ISO is granted.   Notwithstanding the foregoing, any ISO granted under the ISO Plan to any person who owns more than 10% of the combined voting power of all classes of stock of the Corporation or any Subsidiary shall expire no later than five years from the date on which the ISO is granted.

        Section 4.           Purchase Price.  The option price with respect to any ISO granted pursuant to the ISO Plan shall not be less than the Fair Market Value of the shares on the date of the grant of the ISO; except that the option price with respect to any ISO granted pursuant to the ISO Plan to any person who owns more than 10% of the combined voting power of all classes of stock of the Corporation or any Subsidiary shall not be less than 110% of the Fair Market Value of the shares on the date the ISO is granted. For purposes of the Plans, the phrase  Fair Market Value  shall mean the fair market value of the Common Stock on the date of grant of an ISO or other relevant date.   If on such date the Common Stock is listed on the American Stock Exchange or another stock exchange or is quoted on the automated quotation system of NASDAQ, the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) of a share Common Stock on such date.  If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Plan Administrator in accordance with generally accepted valuation principles and such other factors as the Plan Administrator reasonably deems relevant.

        Section 5.           Maximum Amount of Options in Any Calendar Year.  The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year (under the terms of the ISO Plan and any other incentive ISO plans of the Corporation and the Subsidiaries) shall not exceed $100,000.

        Section 6.           Exercise of Options.  Unless otherwise provided by the Plan Administrator at the time of grant or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Plan Administrator with respect to any one or more previously granted ISOs, ISOs may only be exercised to the following extent during the following periods of time:

During	Maximum Percentage of Program Shares Covered by ISOs That May be Purchased
First 3 months after grant	0
First 6 months after grant	12.5%
First 9 months after grant	25.0%
First 12 months after grant	37.5%
First 15 months after grant	50.0%
First 18 months after grant	62.5%
First 21 months after grant	75.0%
First 24 months after grant	87.5%
Beyond 24 months after grant	100.0%

        Section 7.            Failure to Satisfy Applicable Requirements.  To the extent that an option intended to be granted pursuant to the provisions of this ISO Plan fails to satisfy one or more requirements of this ISO Plan, it shall be deemed to be a supplemental stock option granted pursuant to the Supplemental Plan set forth as Part II of the Program.

PART II

SUPPLEMENTAL PLAN

The following provisions shall apply with respect to options granted by the Plan Administrator pursuant to Part II of the Program:

        Section 1.           General.  This Supplemental Plan is Part II of the Program.  Any option granted pursuant to this Supplemental Plan shall not be an ISO.  Unless any provision herein indicates to the contrary, this Supplemental Plan shall be subject to the General Provisions of the Program.

>        Section 2.           Terms and Conditions.  The Plan Administrator may grant supplemental stock options to any person eligible under Article 4 of the General Provisions.  The terms and conditions of options granted under this Supplemental Plan may differ from one another as the Plan Administrator shall, in its discretion, determine as long as all options granted under this Supplemental Plan satisfy the requirements of this Supplemental Plan.

        Section 3.           Duration of Options.  Each option and all rights thereunder granted pursuant to the terms of this Supplemental Plan shall expire on the date determined by the Plan Administrator.

        Section 4.           Purchase Price.  The option price with respect to any option granted pursuant to this Supplemental Plan shall be determined by the Plan Administrator at the time of grant, and may be less than, equal to or greater than the Fair Market Value of one share of Common Stock, as determined pursuant to Part I of the Program.  In the absence of such a determination, the option price of any such option shall equal to such Fair Market Value.

        Section 5.           Exercise of Options.  Unless otherwise provided by the Plan Administrator at the time of grant or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Plan Administrator with respect to any one or more previously granted options, supplemental stock options may only be exercised to the following extent during the following periods of time:

During	Maximum Percentage of Program Shares Covered by Option That May be Purchased
First 3 months after grant	0
First 6 months after grant	12.5%
First 9 months after grant	25.0%
First 12 months after grant	37.5%
First 15 months after grant	50.0%
First 18 months after grant	62.5%
First 21 months after grant	75.0%
First 24 months after grant	87.5%
Beyond 24 months after grant	100.0%

PART III

SAR PLAN

The following provisions shall apply with respect to stock appreciation rights granted by the Plan Administrator pursuant to Part III of the Program:

        Section 1.           General.  This SAR Plan is Part III of the Program.

        Section 2.           Terms and Conditions.  The Plan Administrator may grant stock appreciation rights ( SARs ) to any person eligible under Article 4 of the General Provisions.  SARS may be granted either in tandem with supplemental stock options or ISOs as described in Section 4 of this SAR Plan or as naked stock appreciation rights  Naked Rights  as described in Section 5 of this SAR Plan.

        Section 3.           Mode of Payment.  At the discretion of the Plan Administrator, payments to recipients upon exercise of SARs may be made in (a) cash by bank check, (b) shares of Common Stock having a Fair Market Value (determined in the manner provided in Section 4 of the ISO Plan) equal to the amount of the payment, (c) a note in the amount of the payment containing such terms as are approved by the Plan Administrator or (d) any combination of the foregoing in an aggregate amount equal to the amount of the payment.

        Section 4.           Stock Appreciation Right in Tandem with Supplemental Options or ISOs.  A SAR granted in tandem with a supplemental stock option or an ISO (in either case, an  Option ) shall be on the following terms and conditions:

                   (a)                   Each SAR shall relate to a specific Option or portion of an Option granted under the Supplemental Plan or the ISO Plan, as the case may be, and may be granted by the Plan Administrator at the same time that the Option is granted or at any time thereafter prior to the last day on which the Option may be exercised.

                   (b)                   A SAR shall entitle a recipient, upon surrender of the unexpired related Option, or a portion thereof, to receive from the Corporation an amount equal to the excess of (i) the Fair Market Value (determined in accordance with Section 4 of the ISO Plan) of the shares of Common Stock which the recipient would have been entitled to purchase on that date pursuant to the portion of the Option surrendered over (ii) the amount which the recipient would have been required to pay to purchase such shares upon exercise of such Option.

                   (c)                   A SAR shall be exercisable only for the same number of shares of Common Stock, and only at the same times, as the Option to which it relates.  SARs shall be subject to such other terms and conditions as the Plan Administrator may specify.

                   (d)                   A SAR shall lapse at such time as the related Option is exercised or lapses pursuant to the terms of the Program.  On exercise of the SAR, the related Option shall lapse as to the number of shares exercised.

                   (e)                   a SAR can be transferred only when the related Option is transferred and under the same conditions.

                   (f)                   a SAR may be exercised only when the Fair Market Value (determined in accordance with Section 4 of the ISO Plan) of the Program Shares subject to such SAR exceeds the exercise price of the related Option.

        Section 5.           Naked Stock Appreciation Right.   SARs granted by the Plan Administrator as naked stock appreciation rights ( Naked Rights ) shall be subject to the following terms and conditions:

                   (a)                   The Plan Administrator may award Naked Rights to recipients for such periods as the Plan Administrator determines.  Each Naked Right shall represent the right to receive the excess of the Fair Market Value of one share of Common Stock (determined in accordance with Section 4 of the ISO Plan) on the date of exercise of the Naked Right over the Fair Market Value of one share of Common Stock (determined in accordance with Section 4 of the ISO Plan) on the date the Naked Right was awarded to the recipient.

                   (b)                   Unless otherwise provided by the Plan Administrator at the time of award or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Plan Administrator with respect to any one or more previously granted Naked Rights, Naked Rights may only be exercised to the following extent during the following periods of employment or service as a consultant or director:

During	Maximum Percentage of Naked Rights That May be Exercised
First 3 months after grant	0
First 6 months after grant	12.5%
First 9 months after grant	25.0%
First 12 months after grant	37.5%
First 15 months after grant	50.0%
First 18 months after grant	62.5%
First 21 months after grant	75.0%
First 24 months after grant	87.5%
Beyond 24 months after grant	100.0%

                   (c)                   The Naked Rights solely measure and determine the amounts to be paid to recipients upon exercise as provided in Section 5(a).  Naked Rights do not represent Common Stock or any right to receive Common Stock.  The Corporation shall not hold in trust or otherwise segregate amounts which may become payable to recipients of Naked Rights; such funds shall be part of the general funds of the Corporation.  Naked Rights shall constitute an unfunded contingent promise to make future payments to the recipient.

PART IV

PERFORMANCE SHARE PLAN

The following provisions shall apply with respect to performance shares ( Performance Shares ) granted by the Plan Administrator pursuant to Part IV of the Program:

        Section 1.           General.  This Performance Share Plan is Part IV of the Program.   Unless any provision herein indicates to the contrary, this Performance Share Plan shall be subject to the General Provisions of the Program.

        Section 2.           Terms and Conditions.  The Plan Administrator may grant Performance Shares to any person eligible under Article 4 of the General Provisions.   Each Performance Share grant shall confer upon the recipient thereof the right to receive a specified number of Performance Shares contingent upon the achievement of specified performance objectives within a specified performance objective period including, but not limited to, the recipient's continued employment or status as a director, advisory board member or consultant through the period set forth in Section 5 of this Performance Share Plan.  At the time of an award of Performance Shares, the Plan Administrator shall specify the performance objectives, the performance objective period or periods and the period of duration of the Performance Share grant.  Any Performance Shares granted under this Plan shall constitute an unfunded promise to make future payments to the affected person upon the completion of specified conditions.

        Section 3.           Mode of Payment.  At the discretion of the Plan Administrator, payments of performance shares may be made in (a) shares of Common Stock, (b) a check in an amount equal to the Fair Market Value (determined in the manner provided in Section 4 of the ISO Plan) of the shares of Common Stock to which the performance share award relates, (c) a note in the amount specified above in Section 3(b) containing such terms as are approved by the Plan Administrator or (d) any combination of the foregoing in the aggregate amount equal to the amount specified above in Section 3(b).

        Section 4.           Performance Objective Period.   The duration of the period within which to achieve the performance objectives shall be determined by the Plan Administrator.  The Plan Administrator shall determine whether performance objectives have been met with respect to each applicable performance objective period.  Such determination shall be made promptly after the end of each applicable performance objective period, but in no event later than 90 days after the end of each applicable performance objective period.   All determinations by the Plan Administrator with respect to the achievement of performance objectives shall be final, binding on and conclusive with respect to each recipient.

        Section 5.           Vesting of Performance Shares.   Unless otherwise provided by the Plan Administrator at the time of grant or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Plan Administrator with respect to any one or more previously granted Performance Shares, the Corporation shall pay to the recipient on the date set forth in Column 1 below ( Vesting Date ) the percentage of the recipient's Performance Share award set forth in Column 2 below.

Column 1 Vesting Date	Column 2 Percentage
First 3 months after grant	0
First 6 months after grant	12.5%
First 9 months after grant	25.0%
First 12 months after grant	37.5%
First 15 months after grant	50.0%
First 18 months after grant	62.5%
First 21 months after grant	75.0%
First 24 months after grant	87.5%
Beyond 24 months after grant	100.0%

PART V

DIRECTOR PLAN

The following provisions shall apply with respect to options granted by the Plan Administrator pursuant to Part V of the Program:

        Section 1.           General.  This Director Plan is Part V of the Program.   Any option granted pursuant to this Director Plan shall not be an ISO.  Unless any provision herein indicates to the contrary, this Director Plan shall be subject to the General Provisions of the Program.

        Section 2.           Terms and Conditions.  The Plan Administrator may grant options to any non-employee director of the Corporation.  The terms and conditions of options granted under this Director Plan may differ from one another as the Plan Administrator shall, in its discretion, determine as long as all options granted under this Director Plan satisfy the requirements of this Director Plan.

        Section 3.           Duration of Options.  Each option and all rights thereunder granted pursuant to the terms of this Director Plan shall expire on the date determined by the Plan Administrator.

        Section 4.           Purchase Price.  The option price with respect to any option granted pursuant to this Director Plan shall not be less than the Fair Market Value (determined in the manner provided in Section 4 of the ISO Plan) on the date of grant of the option.  In the absence of a determination of the option price by the Plan Administrator, the option price of any such option shall equal to such Fair Market Value.

        Section 5.           Exercise of Options.  Unless otherwise provided by the Plan Administrator at the time of grant or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Plan Administrator with respect to any one or more previously granted options, options granted pursuant to this Director Plan may only be exercised to the following extent during the following periods of time:

During	Maximum Percentage of Program Shares Covered by Option That May be Purchased
First 3 months after grant	0
First 6 months after grant	12.5%
First 9 months after grant	25.0%
First 12 months after grant	37.5%
First 15 months after grant	50.0%
First 18 months after grant	62.5%
First 21 months after grant	75.0%
First 24 months after grant	87.5%
Beyond 24 months after grant	100.0%

PART VI

ADVISORY DIRECTOR PLAN

The following provisions shall apply with respect to options granted by the Plan Administrator pursuant to Part VI of the Program:

        Section 1.           General.  This Advisory Board Plan is Part VI of the Program.  Any option granted pursuant to this Advisory Board Plan shall not be an ISO.  Unless any provision herein indicates to the contrary, this Advisory Board Plan shall be subject to the General Provisions of the Program.

        Section 2.           Terms and Conditions.  The Plan Administrator may grant options to any member of any advisory board to the Corporation or any Subsidiary (an  Advisory Board ).  The terms and conditions of options granted under this Advisory Board Plan may differ from one another as the Plan Administrator shall, in its discretion, determine as long as all options granted under this Advisory Board Plan satisfy the requirements of this Advisory Board Plan.

        Section 3.           Duration of Options.  Each option and all rights thereunder granted pursuant to the terms of this Advisory Board Plan shall expire on the second anniversary of the date of grant unless otherwise determined by the Plan Administrator.

        Section 4.           Purchase Price.  The option price with respect to any option granted pursuant to this Advisory Board Plan shall not be less than the Fair Market Value (determined in the manner provided in Section 4 of the ISO Plan) on the date of grant of the option.  In the absence of a determination of the option price by the Plan Administrator, the option price of any such option shall equal to the greater of such Fair Market Value or $.50 per share.

        Section 5.           Exercise of Options.  Unless otherwise provided by the Plan Administrator at the time of grant or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Plan Administrator with respect to any one or more previously granted options, options granted pursuant to this Advisory Board Plan may only be exercised if the recipient satisfies the meeting attendance requirements specified in such recipient s agreement with the Corporation or any Subsidiary with respect to membership on the Advisory Board on which the recipient has agreed to serve.